Exhibit 1.11

Annex 1

Changes and amendments No 10

TO THE CHARTER

OF “WIMM-BILL-DANN FOODS”

OPEN JOINT STOCK COMPANY (State registration number: 1037700236738, located: Moscow, Yauzsky boulevard, 16/15, room 306)

Be it resolved to make changes and amendments to WBD Foods OJSC Charter, stating redrafted item 2.8. of Article 2 as follows:

«2.8. Branches and representative office shall perform their activities in the name of the Company that created them. Liability for the activities of branches and representative offices shall be borne by the Company that created them.

The Company has established the following representative office beyond the bounds of the Russian Federation:

a) Representative office of Wimm-Bill-Dann Foods OJSC in Beijing; brief title of representative office is Representative office of WBD Foods OJSC in Beijing; located in People’s Republic of China, Beijing.

The Company has established the following affiliates in the cities of the Russian Federation:

2.8.1. In Vladivostok - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Vladivostok; brief title: Vladivostok affiliate of WBD Foods OJSC; located in Vladivostok.

2.8.2. In Volgograd - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Volgograd; brief title: Volgograd affiliate of WBD Foods OJSC; located in Volgograd.

2.8.3. In Voronezh - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Voronezh; brief title: Voronezh affiliate of WBD Foods OJSC; located in Voronezh.

2.8.4. In Irkutsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Irkutsk; brief title: Irkutsk affiliate of WBD Foods OJSC; located in Irkutsk.

2.8.5. In Kazan’ - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Kazan’; brief title: Kazan’ affiliate of WBD Foods OJSC; located in Kazan’.

2.8.6. In Krasnodar - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Krasnodar; brief title: Krasnodar affiliate of WBD Foods OJSC; located in Krasnodar.

2.8.7. In Krasnoyarsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Krasnoyarsk; brief title: Krasnoyarsk affiliate of WBD Foods OJSC; located in Krasnoyarsk.

2.8.8. In Moscow – full title: Moscow affiliate of Open Joint-Stock Company “Wimm-Bill-Dann Foods”; brief title: Moscow affiliate of WBD Foods OJSC; located in Moscow.

2.8.9. In Nizhniy Novgorod – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Nizhniy Novgorod; brief title: Nizhniy Novgorod affiliate of WBD Foods OJSC; located in Nizhniy Novgorod.

2.8.10. In Novosibirsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Novosibirsk; brief title: Novosibirsk affiliate of WBD Foods OJSC; located in Novosibirsk.

2.8.11. In Obninsk – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Obninsk; brief title: Obninsk affiliate of WBD Foods OJSC; located in Obninsk.

2.8.12. In Omsk – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Omsk; brief title: Omsk affiliate of WBD Foods OJSC; located in 644073, Omsk region, Omsk city, 2nd Solnechnaya str. 33.

2.8.13. In Ekaterinburg - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Ekaterinburg; brief title: Ekaterinburg affiliate of WBD Foods OJSC; located in Ekaterinburg.

2.8.14. In Perm’ – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Perm’; brief title: Perm’ affiliate of WBD Foods OJSC; located in Perm’.

2.8.15. In Rostov-on-Don - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Rostov-on-Don; brief title: Rostov-on-Don affiliate of WBD Foods OJSC; located in Rostov-on-Don.

2.8.16. In Rubtsovsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Rubtsovsk; brief title: Rubtsovsk affiliate of WBD Foods OJSC; located in Rubtsovsk.

2.8.17. In Samara – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Samara; brief title: Samara affiliate of WBD Foods OJSC; located at: 443098, Samara city, Cheremshanskaya str. 199.

2.8.18. In St.-Petersburg - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in St.-Petersburg; brief title: St.-Petersburg affiliate of WBD Foods OJSC; located in St.-Petersburg.

2.8.19. In Surgut - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Surgut; brief title: Surgut affiliate of WBD Foods OJSC; located in Surgut.

2.8.20. In Timashevsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Timashevsk; brief title: Timashevsk affiliate of WBD Foods OJSC; located in Timashevsk.

2.8.21. In Tuimazy - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Tuimazy; brief title: Tuimazy affiliate of WBD Foods OJSC; located in Tuimazy.

2.8.22. In Ufa - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Ufa; brief title: Ufa affiliate of WBD Foods OJSC; located in Ufa.

2.8.23. In Khabarovsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Khabarovsk; brief title: Khabarovsk affiliate of WBD Foods OJSC; located in Khabarovsk.

2.8.24. In Chelyabinsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Chelyabinsk; brief title: Chelyabinsk affiliate of WBD Foods OJSC; located in Chelyabinsk.”